Exhibit 99.1
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For Immediate Release

Contact:   Alfred C. Angelone
           Chairman & CEO
           ASA International Ltd.
           www.asaint.com
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           508-626-2727



           ASA INTERNATIONAL LTD. SELLS SHARES IN PRIVATE TRANSACTION

FRAMINGHAM, MA - Wednesday, March 31, 2004 - ASA INTERNATIONAL LTD. (NASDAQ:
ASAA) announced today that the company has sold 175,000 shares of common stock of Omtool Ltd. to Omtool in a private transaction at a price of $11.50 per share. The Company had purchased the shares as part of an aggregate purchase of 225,675 shares in a transaction completed in May 2003. ASA currently holds its remaining interest in Omtool for investment purposes.


About ASA International Ltd.
Since its inception in 1969, ASA International Ltd. has been designing, developing, and implementing enterprise software solutions coupled with services and on-going support to hundreds of businesses in North America, South America, and Europe. ASA specializes in providing enterprise business-to-business software solutions and value-added services to vertical markets. ASA enterprise solutions enable its customers to achieve maximum return on their information technology investment because they provide the tools to simplify the processes required to plan, manage, and control the entire business life-cycle.


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This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, competitive pressures, general economic conditions, and the risk factors detailed in the company's periodic reports and registration statements filed with Securities and Exchange Commission.


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